CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.73


CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             LIBRARY SALES AGREEMENT

         THIS LIBRARY SALES AGREEMENT dated as of December 8, 1999 (the "Agreement"), is entered into between TREGA BIOSCIENCES, INC., a Delaware corporation ("Trega"), having a place of business at 9880 Campus Point Drive, San Diego, California 92121 and Evotec BioSystems AG ("Purchaser"), a German corporation having a place of business at Schnackenburgallee 114, 22525 Hamburg Germany.

The parties intending to be legally bound hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

The following capitalized terms used in this Agreement shall have the following meaning:

         1.1 "AFFILIATE" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person. A person shall be regarded as in control of another person if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person.

         1.2 "[CONFIDENTIAL TREATMENT REQUESTED]" means all patents and patent applications claiming [CONFIDENTIAL TREATMENT REQUESTED] used to create Trega Materials.

         1.3 "BUILDING BLOCKS" means the organic chemical component molecules that when combined form a combinatorial library of organic chemical compounds.

         1.4 "CLIENT" means a Third Party to whom Purchaser agrees to provide Screening Services on a target provided by such Third Party in exchange for a fee but excludes Purchaser's Partners.

         1.5 "CLIENT ACCESS FEE" means the fees payable by Client for Screening Services in respect of biological targets against Trega Materials pursuant to
Article 3.2 and Exhibit C.

         1.6 "COMBINATORIAL LIBRARY" means the physical samples of that portion of a Virtual Combinatorial Library which is synthesized by Trega for use in its organic chemical compound supply business.

         1.7 "CONFIDENTIAL INFORMATION" means all confidential proprietary information of a Party that, if disclosed in a nontangible medium, is identified as being confidential or that, if disclosed in a tangible medium, is marked as being confidential.

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CONFIDENTIAL TREATMENT REQUESTED

         1.8 "CUSTOMER" means a Third Party to whom Purchaser provides Screening Services on a target provided by such Third Party in respect of Trega Materials including without limitation Clients and Purchaser's Partners.

         1.9 "EFFECTIVE DATE" means the date of this Agreement.

         1.10 "PACKAGING PROTOCOL" means the protocol pursuant to Article 2.4 or such other packaging protocol as the parties may agree in writing from time to time.

         1.11 "PARTY" means Purchaser and/or Trega.

         1.12 "PRODUCT" means a product which contains, incorporates, uses, is the result of, is a chemical or biological derivative of, is based upon, is derived directly or indirectly from or by use of, or is a by-product of a Subset Library Compound which would have not been discovered but for use of such Subset Library Compound. "Product" shall not include any product that was developed or derived independently of Trega Materials.

         1.13 "PURCHASER'S PARTNER" means a Third Party with whom Purchaser enters into an agreement to work exclusively with such Third Party in conducting research in a particular field and/or Purchaser's drug development and/or drug discovery partners.

         1.14 "QUARTER" the quarterly periods ending 31st March, 30th June, 30th September and 31st December;

         1.15 "SCREENING SERVICES" means the Purchaser's proprietary high throughput screening services conducted for a Customer on such Customer's target.

         1.16 "SUBSET LIBRARY" means a portion of a Combinatorial Library.

         1.17 "[CONFIDENTIAL TREATMENT REQUESTED]" means, with respect to Trega Materials delivered to Purchaser hereunder, a detailed description of the know-how necessary for a skilled, [CONFIDENTIAL TREATMENT REQUESTED] to create compounds contained within such Trega Materials, but specifically excluding [CONFIDENTIAL TREATMENT REQUESTED].

         1.18 "[CONFIDENTIAL TREATMENT REQUESTED]" means the intellectual property rights (including without limitation know how, trade secrets, copyrights and database rights) in the [CONFIDENTIAL TREATMENT REQUESTED].

         1.19 "SUBSET LIBRARY COMPOUND" means a compound contained within a Subset Library.

         1.20 "THIRD PARTY" means any person other than the Parties.

         1.21 "TREGA MATERIALS" means Subset Libraries and Subset Library Compounds delivered to Purchaser pursuant to this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED

         1.22 "TREGA PATENTS" means all patents and patent applications used to create a Combinatorial Library including any provisional applications, priority applications, divisionals, continuations, continuations-in-part, reissues, reexaminations, supplemental protection certificates and the like, renewals, and extensions which are owned by, licensed to, or controlled by Trega, as of the Effective Date, or as to which Trega acquires ownership or control at any time during the term of this Agreement, where ownership or control includes a right to grant licenses thereto [CONFIDENTIAL TREATMENT REQUESTED].

         1.23 "TEA-BAG PATENTS" means the following patents and patent applications including any provisional applications, priority applications, divisionals, continuations, continuations-in-part, reissues, reexaminations, supplemental protection certificates and the like, renewals, and extensions:
U.S. Patent 4,631,211, and its foreign counterparts.

         1.24 "VIRTUAL COMBINATORIAL LIBRARY" means a [CONFIDENTIAL TREATMENT REQUESTED] collection of organic chemical compounds determined by Trega to be chemically feasible. Such compounds comprise [CONFIDENTIAL TREATMENT REQUESTED].

                                   ARTICLE 2

                         COMPOUND PURCHASE PROVISIONS

         2.1 SUPPLY OF SUBSET LIBRARIES TO PURCHASER.

             2.1.1 As at the Effective Date Trega has synthesized or is in the process of synthesizing [CONFIDENTIAL TREATMENT REQUESTED] Subset Libraries comprising approximately [CONFIDENTIAL TREATMENT REQUESTED]. Purchaser shall purchase such Subset Libraries from Trega and Trega shall, subject to determination of the Packaging Protocol pursuant to Article 2.4, deliver such Subset Libraries to Purchaser as follows:

                              2.1.1.1 within 30 days of the Effective Date Trega
shall ship Purchaser [CONFIDENTIAL TREATMENT REQUESTED] Subset Libraries; and

                              2.1.1.2 by no later than [CONFIDENTIAL TREATMENT
REQUESTED] Trega shall ship Purchaser [CONFIDENTIAL TREATMENT REQUESTED] additional Subset Libraries.

             2.1.2 In the period to [CONFIDENTIAL TREATMENT REQUESTED] Trega shall offer Purchaser a minimum of [CONFIDENTIAL TREATMENT REQUESTED] further Subset Libraries.

             2.1.3 None of the Subset Libraries offered under Article 2.1.1 and 2.1.2 shall contain less than [CONFIDENTIAL TREATMENT REQUESTED] Subset Library Compounds and not more than [CONFIDENTIAL TREATMENT REQUESTED] of the Subset Libraries offered to Purchaser under Article 2.1.1 and 2.1.2 shall contain more than [CONFIDENTIAL TREATMENT REQUESTED] Subset Library Compounds.

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CONFIDENTIAL TREATMENT REQUESTED

         2.2 MINIMUM PURCHASE. Purchaser shall purchase from Trega a minimum of [CONFIDENTIAL TREATMENT REQUESTED] Subset Library Compounds by no later than [CONFIDENTIAL TREATMENT REQUESTED] and, for the avoidance of doubt, the Subset Library Compounds purchased by Purchaser pursuant to Article 2.1.1 shall count towards such minimum purchase. Purchase of Subset Library Compounds in excess of [CONFIDENTIAL TREATMENT REQUESTED] shall be at the absolute discretion of Purchaser.

         2.3 GENERAL TERMS FOR SUPPLY OF TREGA MATERIALS. Trega shall supply Trega Materials to Purchaser according to the following terms and conditions:

             2.3.1 The supply of Trega Materials to Purchaser is governed by the terms of this Agreement. None of the terms or conditions of any order, invoice, confirmation or similar instrument is applicable, except those specifying quantity ordered, delivery date, designated carrier and insurance information.

             2.3.2 Purchaser shall order Trega Materials in writing save that on the Effective Date the Purchaser shall be deemed to have placed a firm order for the Subset Library Compounds referred to in Article 2.1.1. Trega shall ship Trega Materials (other than the Subset Library Compounds referred to in Article 2.1.1) to Purchaser within 60 days of the date of order.

             2.3.3 All Trega Materials will be shipped F.C.A (as defined in Incoterms 1990). Trega's place of manufacture. Trega shall invoice Purchaser for all reasonable shipping and insurance charges. The risk of loss and damage to Trega Materials passes to Purchaser upon release to Purchaser's designated carrier or, in the absence of such designation by Purchaser, to a carrier designated by Trega. At the time each Trega Material is released to Purchaser's designated carrier, Trega shall send to Purchaser a release memo and release information detailing the Trega Materials shipped and the date of shipping.

         2.4 PACKAGING. [CONFIDENTIAL TREATMENT REQUESTED]. Trega shall package all Trega Materials to be delivered under this Agreement in accordance with the Packaging Protocol.

         2.5 INSPECTION AND ACCEPTANCE. Purchaser shall inspect Trega Materials within [CONFIDENTIAL TREATMENT REQUESTED] receipt thereof by Purchaser. Purchaser shall accept Trega Materials which pass [CONFIDENTIAL TREATMENT REQUESTED].

         2.6 [CONFIDENTIAL TREATMENT REQUESTED]. On delivery of each consignment of Trega Materials to Purchaser Trega shall provide Purchaser with [CONFIDENTIAL TREATMENT REQUESTED] for such Trega Materials in written format similar to that of peer reviewed journals

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CONFIDENTIAL TREATMENT REQUESTED

         2.7 DELIVERY OF VIRTUAL COMBINATORIAL LIBRARIES. Delivery shall be in [CONFIDENTIAL TREATMENT REQUESTED] or a reasonable alternative as determined by Trega.

         2.8 REPORTS. Purchaser shall notify Trega in writing when a Product is planned to be the subject of a of a public disclosure, including, but not limited to, a publication, presentation, or press release. These disclosures are not required to disclose the biological target of the Product. Notification by Purchaser to Trega in respect of Products of Purchaser's Customers shall be subject to Purchaser obtaining the relevant Customer's consent thereto.

         2.9 DEVELOPMENT PLANS. Trega shall keep Purchaser fully informed of Trega's plans for the synthesis of new Combinatorial Libraries, including without limitation details of the chemistries planned to be synthesized and the timing thereof.

                                   ARTICLE 3

                                   LICENSES

         3.1 TECHNOLOGY GRANT. Trega hereby grants to Purchaser:

             3.1.1 a world-wide, irrevocable, royalty-free, sublicensable, non-exclusive license under the Trega Patent to make, have made, use, offer for sale, import and sell Products synthesized or derived directly or indirectly from, or by use of, Trega Materials; and

             3.1.2 [CONFIDENTIAL TREATMENT REQUESTED].

         3.2 COMPOUND STRUCTURES. Following the provision of Screening Services to a Customer in respect of any Trega Material, Purchaser shall be entitled to disclose the compound structure of the Subset Library Compound to the Customer.

         3.3 CLIENT ACCESS FEES Purchaser shall charge each Client a Client Access Fee in respect of each Trega Material screened in a primary or initial screen against a target by Purchaser for the Client. Such Client Access Fee shall be calculated in accordance with Exhibit C to this Agreement. Purchaser shall impose on Clients in respect of Client Access Fees a payment period [CONFIDENTIAL TREATMENT REQUESTED] from the completion of the relevant screening program and shall pay all Client Access Fees received by it to Trega. Purchaser shall take normal commercial steps to chase late payments of Client Access Fees including, without limitation, such steps as Purchaser routinely takes to recover debts owed to it. In no circumstances shall Purchaser be liable to make up any shortfall in payments of Client Access Fees by Clients.

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CONFIDENTIAL TREATMENT REQUESTED

         3.4 TECHNOLOGY GRANT EXCEPTION. The rights and licenses granted by this Agreement, including those arising from the purchase of Trega Materials specifically exclude the right to:

             3.4.1 [CONFIDENTIAL TREATMENT REQUESTED];

             3.4.2 Evaluate, investigate or characterize Trega Materials or Products for purposes of establishing their direct effects on [CONFIDENTIAL TREATMENT REQUESTED]; provided, however, Purchaser may evaluate, investigate, or characterize Trega Materials and Products that have indirect effects on [CONFIDENTIAL TREATMENT REQUESTED];

             3.4.3 Make, have made, use, sell, offer for sale, or import Products that result from the activities prohibited in Articles 3.4.1 and 3.4.2 above; or

             3.4.4 Sell or offer to sell to Third Parties a Combinatorial Library in competition with Trega's combinatorial library business always provided that Purchaser may:

                   3.4.4.1 sell, otherwise provide or offer to sell or otherwise provide Trega Materials to Third Parties in conjunction with Screening Services or following the provision of Screening Services in respect of the relevant Trega Materials; and

                   3.4.4.2 sell, otherwise provide or offer to sell or otherwise provide selections of any Trega Materials to Third Parties following screening of such Trega Materials by Purchaser alone or screening of such Trega Materials by Purchaser in conjunction with any Purchaser's Partner.

                   3.4.4.3 purchase organic chemical compounds from third party combinatorial chemistry providers and/or develop its own combinatorial chemistries.

         3.5 MARKETING. Each Party shall use its reasonable endeavors to itself market and to support the marketing by the other Party of Purchaser's Screening Services in respect of the Trega Materials and in particular but without limitation:

             3.5.1 Trega shall, at its own expense, produce and provide to Purchaser free of charge sufficient promotional materials (including without limitation brochures and leaflets) promoting Trega Materials.

             3.5.2 Purchaser shall, at its own expense, produce and provide to Trega free of charge sufficient promotional materials (including without limitation brochures and leaflets) promoting the Screening Services in respect of Trega Materials.

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CONFIDENTIAL TREATMENT REQUESTED

             3.5.3 Each Party agrees that it will use the other Party's promotional material provided pursuant to this Article 3.4 in the promotion of Purchaser's Screening Services in respect of the Trega Materials but not otherwise.

             3.5.4 Each Party agrees that it shall not modify the other's promotional materials without the other's prior written consent.

             3.5.5 Each Party agrees to consult with the other and provide the other with information and assistance in connection with the use of the other's promotional materials.

             3.5.6 Neither Party shall publish or distribute promotional materials featuring the other Party's name or trade marks or otherwise use the other Party's name or trade marks without having first obtained the other Party's prior written approval of a sample of such promotional materials or, as appropriate, the nature and form of the intended use.

                                   ARTICLE 4

                              PAYMENT OBLIGATIONS

         4.1 PAYMENTS FOR SUBSET LIBRARIES. Purchaser shall pay to Trega a sum calculated in accordance with Exhibit C for each Trega Material delivered.

         4.2 PAYMENT METHOD. Upon shipment of any Trega Material to Purchaser under this Agreement, Trega shall submit an invoice to Purchaser, and Purchaser shall pay each invoice in full within thirty (30) days of receipt and acceptance of both the Trega Material and the associated [CONFIDENTIAL TREATMENT REQUESTED]. Purchaser shall make all payments to Trega under this Agreement in United States dollars by check or by bank wire transfer in immediately available funds to an account designated by Trega, on or before the date on which such payments are due.

         4.3 LATE PAYMENTS. Unless otherwise provided in this Agreement, Purchaser shall pay interest to Trega on the aggregate amount of any payments that are not paid on or before the date the payments are due under this Agreement, at an annual rate equal to the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time plus [CONFIDENTIAL TREATMENT REQUESTED] or any lower maximum rate allowable by law.

         4.4 TAXES AND OTHER CHARGES. Purchaser shall pay all federal, state, county or municipal sales or use taxes, excise or similar charges (other than taxes that may be assessed on the income of Trega), assessed or charged in connection with the purchase of the Trega Materials according to this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED

         4.5 Payment of Client Access Fees.

             4.5.1 Within [CONFIDENTIAL TREATMENT REQUESTED] of the end of each Quarter Purchaser shall:

                   4.5.1.1 provide Trega with a financial statement for that Quarter setting out the Client Access Fees received by it pursuant to
Article 3.3 in respect of such Quarter;

                   4.5.1.2 pay the Client Access Fees received by it in such Quarter to Trega.

             4.5.2 Purchaser shall keep at its normal place of business records and books of account sufficient to verify the accuracy of the statements provided pursuant to Article 4.5.1.1.

             4.5.3 Purchaser shall make its records and books available for inspection during normal business hours by an independent professional accountant appointed by Trega and reasonably acceptable to Purchaser for the sole purpose of verifying the accuracy of any statement provided by Purchaser to Trega pursuant to Article 4.5.1.1 provided that such accountant executes Purchaser's non-disclosure agreement.

             4.5.4 Trega shall be entitled to have inspections carried out pursuant to Article 4.5.2 not more than once in any period of [CONFIDENTIAL TREATMENT REQUESTED] on giving Purchaser [CONFIDENTIAL TREATMENT REQUESTED] written notice prior to each inspection.

                                   ARTICLE 5

                         OPTIONAL PRODUCTS OR SERVICES

         5.1 Trega shall if so requested by Purchaser provide to Purchaser those additional products and services described in Optional Products and Services in Exhibit B on the terms and conditions set out in Exhibit B.

                                   ARTICLE 6

                                CONFIDENTIALITY

         6.1 CONFIDENTIAL INFORMATION. For purposes of Article 6, a Party communicating Confidential Information shall be referred to as the "Disclosing Party" and the Party receiving the Confidential Information shall be referred to as the "Recipient Party." During the term of this Agreement, and until the fifth anniversary following the expiration or earlier termination hereof, the Recipient Party shall maintain in confidence all Confidential Information of the Disclosing Party. Recipient Party shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, Affiliates, employees, collaborators, consultants, clinical investigators or contractors (and, in the case of Purchaser, Customers) of the Recipient Party, to the extent such disclosure is reasonably necessary in connection with the Recipient Party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each Party shall obtain agreement of any person to whom Confidential Information will be disclosed to hold such Confidential Information in confidence in accordance with this Article 6 and not make use of the Confidential Information for any purpose other than that permitted by this Agreement.

         6.2 PERMITTED DISCLOSURES. The confidentiality obligations contained in
Article 6.1 above do not apply to the extent that:

             6.2.1 any Recipient Party is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product or obtain patent protection, provided in either case that, where practicable, the Recipient shall provide written notice thereof to the other Party; or

             6.2.2 the Recipient Party can demonstrate that (i) the disclosed information was public knowledge at the time of its disclosure to the Recipient Party, or thereafter became public knowledge, other than as a result of actions of the Recipient Party in violation of this section 6; (ii) the disclosed information was rightfully known by the Recipient Party or any of its Affiliates (as shown by its written records) prior to the date of disclosure to the Recipient Party or any of its Affiliates by the Disclosing Party hereunder;
(iii) the disclosed information was disclosed to the Recipient Party or any of its Affiliates from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the Disclosing Party; or (iv) the disclosed information was independently developed by the Recipient Party or any of its Affiliates without such Confidential Information as shown through reasonable documentary evidence thereof.

         6.3 ANNOUNCEMENTS.

             6.3.1 Purchaser and Trega hereby agree to publicly disclose the signing of this Agreement by means of a joint announcement, the timing and content of which shall be agreed in advance by both Parties. In addition, following public disclosure by Purchaser of matters pertaining to the development, regulatory approval, or commercialization of Products, Trega shall be entitled to publicly announce that those Products were derived from Trega Materials, always provided that any Customer of Purchaser associated therewith has given its prior consent to such announcement.

             6.3.2 Trega shall ensure that any announcement pursuant to
Article 6.3.1 does not disclose the identity of any compounds or the targets at which the compounds are directed, unless the Purchaser and any relevant Customer has agreed otherwise. Purchaser and any relevant Customer shall have the right to review and amend the contents of such announcements prior to their being made to the extent that they pertain to Purchaser, the Product and/or any Customer, and such review and amendment shall be effected within a reasonable period.

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CONFIDENTIAL TREATMENT REQUESTED

             6.3.3 The Parties acknowledge that this Agreement may be filed with the U.S. Securities and Exchange Commission in satisfaction of Trega's responsibilities as a public company. Purchaser shall be given an opportunity to review any redacted version of this Agreement to be filed and shall provide its comments within a reasonable period of time, being not less than [CONFIDENTIAL TREATMENT REQUESTED].

             6.3.4 Save as provided in this Article 6.3 and Article 3.5 and in the absence of specific agreement between the parties, neither Party shall originate any publicity, news release or public announcement, written or oral, whether to the public or press, relating to this Agreement including but not limited to performance under it or any dispute in relation to it always provided that either party may disclose the existence of this Agreement and the name of the other party in connection therewith.

                                   ARTICLE 7

                                    PATENTS

         7.1 INFRINGEMENT.

             7.1.1 [CONFIDENTIAL TREATMENT REQUESTED]

             7.1.2 If either Party receives a claim or assertion or otherwise becomes aware that practice of the rights licensed under this Agreement infringes or otherwise violates the intellectual property rights of any Third Party, then the Party against whom the claim is made shall promptly notify the other Party to this Agreement of the claim and all reasonable details relating to it. The Party against whom the claim is made shall

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CONFIDENTIAL TREATMENT REQUESTED

have the right to defend the claim and the other Party shall reasonably cooperate with the Party against whom the claim is made in the defense of the claim, at the request and expense of the Party against whom the claim is made. Each Party has the right to be represented by counsel of its own choice and at its own expense in any proceedings.

         7.2 LIMITATIONS. TREGA HEREBY DISCLAIMS THE OBLIGATION TO INDEMNIFY PURCHASER OR ITS CUSTOMERS AGAINST COSTS, LOSSES, DAMAGES, OR LIABILITIES REGARDING CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION BY THIRD PARTIES PERTAINING TO TREGA MATERIALS OR USES THEREOF OR IMPROVEMENTS THERETO.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

         Each Party hereby represents and warrants to the other Party as follows:

         8.1 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. It (a) is duly organized, validly existing and in good standing under the laws where organized
(b) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (c) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and, subject to satisfaction of the condition precedent at Article 1A, constitutes a legal, valid and binding obligation, enforceable against such Party in accordance with its terms.

         8.2 NO CONFLICT. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party.

         8.3 TREGA MATERIALS. Trega represents and warrants that:

             8.3.1 Trega shall use reasonable endeavors to maximize the diversity of the Subset Library Compounds supplied and offered to Purchaser pursuant to this Agreement and such Subset Library Compounds shall be representative of the developments made by Trega over the term of this Agreement;

             8.3.2 all Trega Materials shall materially conform to the specifications and certificates of analysis provided by Trega to Purchaser and in any case shall conform to the specifications set out in Exhibit A;

             8.3.3 Trega is not at the Effective Date aware of any Third Party intellectual property rights that may be infringed by the use of Trega Materials, the [CONFIDENTIAL TREATMENT REQUESTED] or the Virtual Combinatorial Libraries (in each case in accordance with this Agreement); and

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CONFIDENTIAL TREATMENT REQUESTED

             8.3.4 Trega shall promptly notify Purchaser if it receives a claim or assertion or otherwise becomes aware that the use of Trega Materials, the [CONFIDENTIAL TREATMENT REQUESTED] or the Virtual Combinatorial Libraries (in each case in accordance with this Agreement) infringes or otherwise violates the intellectual property rights of any Third Party.

         8.4 DISCLAIMER OF WARRANTIES.

             8.4.1 NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY TREGA THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE TREGA PATENTS, THAT ANY PATENT WITHIN THE TREGA PATENTS WHICH ISSUES WILL BE VALID, OR THAT THE USE OF ANY TREGA MATERIALS OR TREGA PATENTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON.

             8.4.2 EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE 8.3, TREGA
EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

             8.4.3 IN NO EVENT WILL EITHER PARTY, OR, IN THE CASE OF TREGA, ANY OF TREGA'S THIRD PARTY LICENSORS WHOSE TECHNOLOGY IS UTILISED IN PROVIDING TREGA MATERIALS HEREUNDER, OR, IN THE CASE OF PURCHASER, ANY OF ITS CUSTOMERS, BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THE RIGHTS AND LICENCES GRANTED HEREUNDER OR THE USE OF THE TREGA MATERIALS OR TREGA PATENT RIGHTS.

             8.4.4 NEITHER PARTY GIVES THE OTHER ANY WARRANTY AS TO THE
SUCCESS OF THE MARKETING TO BE CARRIED OUT PURSUANT TO ARTICLE 3.4 AND IN PARTICULAR PURCHASER GIVES NO WARRANTY THAT ANY OR A PARTICULAR AMOUNT OF CLIENT ACCESS FEES WILL BE PAYABLE TO TREGA PURSUANT TO THIS AGREEMENT.

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CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE 9

                              TERM AND TERMINATION

         9.1 EXPIRATION. Unless terminated earlier pursuant to Article 9.2 below or extended by mutual agreement, the term of this Agreement expires on [CONFIDENTIAL TREATMENT REQUESTED].

         9.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement upon or after the breach of any material provision of this Agreement, if the breaching Party has not cured such breach within ninety (90) days after notice thereof from the other Party.

         9.3 EFFECT OF EXPIRATION AND TERMINATION. Expiration or termination of this Agreement shall not relieve the Parties of any right or obligation accruing prior to such expiration or termination. The provisions of Articles 1, 3.1, 3.2, 3.3, 4, 6, 7, 8, 9 and 14 shall survive the expiration or termination of this Agreement.

         9.4 MARKETING MATERIALS. Following termination of this Agreement, howsoever caused each party shall return to the other any marketing materials received by it pursuant to Article 3.5.1 or 3.5.2, as applicable.

                                   ARTICLE 10

                                    INDEMNITY

         10.1 DIRECT INDEMNITY. Each Party shall indemnify and hold the other Party, its Affiliates, directors, officers, employees, agents and stockholders (and, in the case of the Purchaser, Customers) harmless and hereby forever releases and discharges the other Party, its Affiliates, directors, officers, employees, agents and stockholders from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs and amounts paid in settlement) that the other Party, its Affiliates, directors, officers, employees, agents and stockholders (and, in the case of the Purchaser, Customers) may suffer or incur as a result of any claims, demands, actions or other proceedings made or instituted by a Third Party against any of them arising out of or relating to
(a) any breach by the indemnifying Party of its representations, warranties or obligations under this Agreement, or (b) the negligence, recklessness, or intentional acts or omissions in connection with the performance of obligations hereunder by or on behalf of the indemnifying Party hereunder, but not to the extent of the indemnified Party's negligence, recklessness, or intentional acts or omissions.

         10.2 OTHER INDEMNITY. Purchaser shall indemnify and hold Trega, its Affiliates, directors, officers, employees and agents harmless and hereby forever releases and discharges Trega, its Affiliates, directors, officers, employees and agents from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that Trega, its Affiliates, directors, officers, employees and agents may suffer or incur as a result of any claims, demands, actions or other proceedings made or instituted by a Third Party against any of them arising out of or relating to (a) the use by or on behalf of Purchaser or its Customers of Trega Materials, or (b) the research, development, manufacture, storage, use, consumption, sale, administration or advertisement of a Product (without regard to culpable conduct) developed, designed, manufactured or commercialized by or on behalf of Purchaser, or its Customers provided that this indemnity shall not apply to the extent that such claims, demands, actions or other proceedings arise in connection with a matter covered by Article 10.1.

         10.3 PROCEDURE. As a condition for obtaining indemnification hereunder, a Party that intends to claim indemnification under this Article 10 (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor will have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other indemnitor similarly noticed, to assume the sole control over defense and settlement thereof with counsel selected by the Indemnitor; PROVIDED, HOWEVER, that the Indemnitee will have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflict of interest between the Indemnitee and any other person represented by such counsel in such proceedings. The Indemnitor shall not be obliged to indemnify the Indemnitee under this Article 10 in respect of amounts paid in settlement of any loss, claim, damage, liability or action unless such settlement is effected or approved in advance by the Indemnitor. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, relieves the Indemnitor of any liability to the Indemnitee under this Article 10, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to the Indemnitee otherwise than under this
Article 10. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in such action that constitutes an admission of liability by the Indemnitee without the express written consent of the Indemnitee. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

         10.4 INSURANCE.

               10.4.1 Purchaser and Trega each shall maintain, through self insurance or otherwise, insurance with respect to the research, development, manufacture and sales of Products by Purchaser or Trega, as the case may be, in such amount as Purchaser or Trega, respectively, customarily maintains covering its similar activities. Trega and Purchaser, as applicable, shall maintain such insurance for so long as each continues to conduct such research, development, manufacture or sales, and thereafter for so long as Trega and Purchaser, as applicable, each customarily maintains insurance for itself covering its similar activities.

               10.4.2 Effective as of such time as a Product developed by Purchaser enters human clinical trials, Purchaser, with respect to such Product, at its sole cost and expense shall insure its activities under this Agreement and obtain, keep in force and maintain insurance, including without limitation product liability insurance, in amounts sufficient to cover its obligations under this Article 10 and consistent with reasonable business practice in the industry. Upon reasonable request, Purchaser shall furnish Trega with certificates of insurance evidencing compliance with all requirements.

               10.4.3 Purchaser shall use reasonable commercial efforts to negotiate the inclusion in contracts with Customers of a requirement for Customers to obtain product liability insurance in respect of research, development, manufacture or sale of Products developed by Customers.

                                   ARTICLE 11

                                  FORCE MAJEURE

         Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

                                   ARTICLE 12

                                   ASSIGNMENT

         This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either Party without the consent of the other Party provided, however, that either Trega or Purchaser may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business (or, in the case of Trega, all or substantially all of its combinatorial chemistry business), or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

                                   ARTICLE 13

                                  SEVERABILITY

         Each Party hereby acknowledges that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

                                   ARTICLE 14

                                  MISCELLANEOUS

         14.1 NOTICES.

               14.1.1 Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other will be in writing, delivered personally, by courier, by facsimile (and promptly confirmed by personal delivery, by courier or by air mail postage prepaid) or by air mail postage prepaid addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor.

                           If to Trega:        Trega Biosciences, Inc.
                                               9880 Campus Point Drive
                                               San Diego, California 92121
                                               Attention: President

                          If to Purchaser:     Evotec BioSystems AG
                                               Schnackenburgallee 114
                                               22525 Hamburg Germany
                                               Attention: President

               14.1.2 Any notice delivered personally or by courier shall be effective on delivery, any notice sent by facsimile shall be effective on the next business day following the day of transmission and any notice sent by air mail shall be effective on the tenth day after the day of posting (including the day of posting).

         14.2 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, United States, and the parties hereby submit to the exclusive jurisdiction of the courts of the state of Delaware.

         14.3 COMPLIANCE WITH APPLICABLE LAWS. Purchaser shall, and shall request its Customers to, use reasonable efforts to comply with all applicable laws, regulations and governmental orders in connection with their respective activities related to this Agreement, including without limitation the research, development, manufacture, use and sale of Products. Without limiting the foregoing, Purchaser shall, and shall request its Customers to use reasonable efforts to observe and comply with all applicable United States and other foreign laws with respect to the transfer of Products and related technical data to foreign countries.

         14.4 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and neither Party shall be liable to the other for loss arising from or in connection with any representations, agreements or undertakings not incorporated into this Agreement. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties. The Parties agree to discuss annually the evolution of Purchaser's Screening Services and to amend this agreement by mutual agreement as necessary to reflect such evolution.

         14.5 HEADINGS. The captions to the several Articles hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

         14.6 INDEPENDENT CONTRACTORS. It is expressly agreed that Trega and Purchaser are independent contractors and that the relationship between the two Parties does not constitute a partnership, joint venture or agency. Neither Trega nor Purchaser has the authority to make any statements, representations or commitments of any kind, or to take any action that binds the other, without the prior written consent of the other Party.

         14.7 WAIVER. The waiver by either Party of any right in respect of the failure to perform or breach by the other Party of this Agreement shall not be deemed a waiver of any right in respect of any other breach or failure by said other Party whether of a similar nature or otherwise.

         14.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

TREGA BIOSCIENCES, INC.               PURCHASER

By:      /s/ Mike Grey                By:      /s/ Karsten Henco
   -------------------------------        ------------------------------

Printed Name:      Mike Grey          Name:    Karsten Henco
             ---------------------         -----------------------------

Title:             CEO                Title:           CEO, CFO
      ----------------------------           ---------------------------

CONFIDENTIAL TREATMENT REQUESTED

                            EXHIBIT A: SPECIFICATIONS

[CONFIDENTIAL TREATMENT            Each Subset Library Compound purchased
REQUESTED] PER COMPOUND.           shall be shipped [CONFIDENTIAL TREATMENT
                                   REQUESTED], based on the [CONFIDENTIAL
                                   TREATMENT REQUESTED]. Subset Library
                                   Compounds shall be shipped [CONFIDENTIAL
                                   TREATMENT REQUESTED].

SUBSET LIBRARY SPECIFICATIONS      Subset Libraries must be [CONFIDENTIAL
                                   TREATMENT REQUESTED] using appropriate
                                   [CONFIDENTIAL TREATMENT REQUESTED] of the
                                   Subset Library Compounds
                                   [CONFIDENTIAL TREATMENT REQUESTED] Subset
                                   Library. Trega shall
                                   [CONFIDENTIAL TREATMENT REQUESTED] Subset
                                   Library [CONFIDENTIAL TREATMENT REQUESTED]
                                   Subset Library Compound. Such
                                   [CONFIDENTIAL TREATMENT REQUESTED] Subset
                                   Library Compounds.

                                   Trega shall
                                   [CONFIDENTIAL TREATMENT REQUESTED] Trega
                                   Materials
                                   [CONFIDENTIAL TREATMENT REQUESTED] which in respect of such shipment:

                                   -  [CONFIDENTIAL TREATMENT REQUESTED]
                                      the Subset Library Compounds
                                      [CONFIDENTIAL TREATMENT REQUESTED] and
                                      [CONFIDENTIAL TREATMENT REQUESTED] of
                                      the same

                                   - [CONFIDENTIAL TREATMENT REQUESTED] with
                                     the [CONFIDENTIAL TREATMENT REQUESTED] set out above; and

                                   - [CONFIDENTIAL TREATMENT REQUESTED] the
                                     [CONFIDENTIAL TREATMENT REQUESTED]used.

CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                         OPTIONAL PRODUCTS AND SERVICES

[CONFIDENTIAL TREATMENT
REQUESTED]                         Trega grants to Purchaser the option to have
                                   Trega [CONFIDENTIAL TREATMENT REQUESTED]
                                   Subset Library Compounds.
                                   [CONFIDENTIAL TREATMENT REQUESTED]
                                   compounds will
                                   [CONFIDENTIAL TREATMENT REQUESTED] as the
                                   [CONFIDENTIAL TREATMENT REQUESTED] Subset
                                   Library Compound. If requested by
                                   Purchaser, Trega will
                                   [CONFIDENTIAL TREATMENT REQUESTED] to
                                   Purchaser
                                   [CONFIDENTIAL TREATMENT REQUESTED],
                                   PROVIDED HOWEVER, that at least
                                   [CONFIDENTIAL TREATMENT REQUESTED]is
                                   [CONFIDENTIAL TREATMENT REQUESTED] by
                                   Trega for
                                   [CONFIDENTIAL TREATMENT REQUESTED]. In any case, Purchaser may provide Trega with [CONFIDENTIAL TREATMENT REQUESTED] of all compounds under this Agreement for Trega's
                                   [CONFIDENTIAL TREATMENT REQUESTED]. Prior to Purchaser's
                                   [CONFIDENTIAL TREATMENT REQUESTED] a
                                   Subset Library, Purchaser and Trega will
                                   [CONFIDENTIAL TREATMENT REQUESTED] for
                                   Subset Library Compound
                                   [CONFIDENTIAL TREATMENT REQUESTED] should
                                   Purchaser decide not to
                                   [CONFIDENTIAL TREATMENT REQUESTED] Subset
                                   Library Compounds
                                   [CONFIDENTIAL TREATMENT REQUESTED].

CONFIDENTIAL TREATMENT REQUESTED

                                EXHIBIT C - FEES

PAYMENTS FOR SUBSET LIBRARIES.     Purchaser shall pay to Trega the sum of
                                   [CONFIDENTIAL TREATMENT REQUESTED] for
                                   [CONFIDENTIAL TREATMENT REQUESTED]
                                   Subset Library Compound purchased.
                                   Purchaser acknowledges that purchase of
                                   the minimum number of Subset Library
                                   Compounds in accordance with Article 2.2 shall give rise to fees of [CONFIDENTIAL TREATMENT REQUESTED].

CLIENT ACCESS FEES                 The Client Access Fees payable pursuant to
                                   Article 3.2 shall be calculated
                                   [CONFIDENTIAL TREATMENT REQUESTED] a
                                   Subset Library Compound as follows:

                                   [CONFIDENTIAL TREATMENT REQUESTED]

                                   The [CONFIDENTIAL TREATMENT REQUESTED]
                                   Client Access Fee for a
                                   [CONFIDENTIAL TREATMENT REQUESTED] Subset
                                   Library Compound
                                   [CONFIDENTIAL TREATMENT REQUESTED],
                                   irrespective of
                                   [CONFIDENTIAL TREATMENT REQUESTED].